Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bloom Energy Corporation of our report dated March 31, 2020 relating to the financial statements, which appears in Bloom Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 26, 2021